Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Sekur Private Data Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one Common Share, no par value per share, and one Warrants to purchase Common Shares	Rule 457(o)			$20,000,000	$92.70 per $1,000,000	$1,854.00
Fees to Be Paid	Equity	Common Shares included as part of the Units(7)	Rule 457(g)
Fees to Be Paid	Equity	Warrants to purchase Common Shares included as part of the Units (2)	Rule 457(g)
Fees to Be Paid	Equity	Common Shares issuable upon exercise of the Warrants (3)(4)(7)	Rule 457(o)			$20,000,000	$92.70 per $1,000,000	$1,854.00
Fees to Be Paid	Equity	Representatives Warrants (5) -	Rule 457(g)
Fees to Be Paid	Equity	Common Shares issuable upon exercise of Representative’s Warrants (6)(7)	Rule 457(o)			$1,760,000	$92.70 per $1,000,000	$163.15
Fees Previously Paid

		Total Offering Amounts				41,760,000		3,871.15
		Total Fees Previously Paid
		Total Fee Offsets
		Net Fee Due						$3,871.15

Notes:

(1)	Includes Common Shares to cover the exercise of the over-allotment option granted to the underwriter.
(2)	In accordance with Rule 457(i) under the Securities Act, because the Common Shares underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby
(3)	The warrants are exercisable at a per share price of 100% of the price per Unit in this offering.
(4)	Includes common shares which may be issued upon exercise of additional warrants which may be issued upon exercise of the over-allotment option granted to the underwriter.
(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants, or the Representative’s Warrants, are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is equal to 110% of US$1,600,000 (which is equal to 8% of $20,000,000).
(7)	Pursuant to Rule 416 of the Securities Act, the securities being registered hereunder include such additional securities as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.